Exhibit 1.1

UNDERWRITING AGREEMENT

VECTREN UTILITY HOLDINGS, INC.

(An Indiana corporation)

AND THE GUARANTORS NAMED HEREIN

Debt Securities

Dated October 13, 2006

i

(i) Approval of Listing	21
(j) No Objection	21
(k) Additional Documents	21
(l) Termination of Terms Agreement	22

SECTION 6. Indemnification.	22

(a) Indemnification of Underwriters	22
(b) Indemnification of Company, Directors and Officers	23
(c) Actions against Parties; Notification	23
(d) Settlement without Consent if Failure to Reimburse	23

SECTION 7. Contribution	24

SECTION 8. Representations, Warranties and Agreements to Survive Delivery	25

SECTION 9. Termination.	25

(a) Underwriting Agreement	25
(b) Terms Agreement	25
(c) Liabilities	26

SECTION 10. Default by One or More of the Underwriters	26

SECTION 11. Notices	27

SECTION 12. Parties	27

SECTION 13. No Advisory or Fiduciary Responsibility	27

SECTION 14. GOVERNING LAW AND TIME	28

SECTION 15. Effect of Headings	28

SECTION 16. Counterparts	28

SECTION 17. Tax Disclosure	28

EXHIBITS

Exhibit A – Terms Agreement	A-1
Exhibit B – Form of Opinion of General Counsel of the Company	B-1
Exhibit C – Form of Opinion of Company’s Counsel	C-1

ii

VECTREN UTILITY HOLDINGS, INC.

(an Indiana corporation)

AND THE GUARANTORS NAMED HEREIN

Debt Securities

UNDERWRITING AGREEMENT

October 13, 2006

Edward D. Jones & Co., L.P.

12555 Manchester Road

St. Louis, Missouri 63131

Ladies and Gentlemen:

Vectren Utility Holdings, Inc., an Indiana corporation (the “Company”), proposes to issue and sell an aggregate principal amount of senior debt securities not to exceed $100,000,000 (the “Debt Securities”), from time to time, in or pursuant to one or more offerings on terms to be determined at the time of sale. The Debt Securities will be issued in one or more series as senior indebtedness under an indenture, dated as of October 19, 2001 (as modified, supplemented or amended from time to time, the “Indenture”), among the Company, as issuer, the Initial Guarantors (as defined below), as guarantors, and U.S. Bank Trust National Association, as trustee (the “Trustee”), and, subject to the terms of the Indenture, will be fully and unconditionally guaranteed as to payment of principal, premium (if any) and interest (the “Guarantees”, and together with the Debt Securities, the “Securities”) by Indiana Gas Company, Inc., an Indiana and Ohio corporation, Southern Indiana Gas and Electric Company, an Indiana corporation, and Vectren Energy Delivery of Ohio, Inc., an Ohio corporation (collectively, the “Initial Guarantors”, and together with each other subsidiary of the Company that pursuant to the terms of the Indenture guarantees the Company’s obligations under the Debt Securities, the “Guarantors”).

Each series of Debt Securities may vary, as applicable, as to title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements and any other variable terms established by or pursuant to the Indenture.

Whenever the Company determines to make an offering of Securities through Edward D. Jones & Co., L.P. (the “Representative”), or through an underwriting syndicate managed by the Representative, the Company and, if applicable, the Guarantors will enter into an agreement (each, a “Terms Agreement”) providing for the sale of such Securities to, and the purchase and offering thereof by, Representative and such other underwriters, if any, selected by the Representative (the “Underwriters”, which term shall include the Representative, as well as any Underwriter substituted pursuant to Section 10 hereof). The Terms Agreement relating to the offering of Securities shall specify the aggregate principal amount of Debt Securities to be initially issued (the “Underwritten Securities”), the name of each Underwriter participating in such offering (subject to substitution as provided in Section 10 hereof) and the name of any Underwriter other than the Representative acting as co-manager in connection with such offering, the aggregate principal amount of Underwritten Securities which each such Underwriter severally agrees to purchase, whether such offering is on a fixed or variable price basis and, if on a fixed price basis, the initial offering price, the price at which the Underwritten Securities are to be purchased by the Underwriters, the Applicable Time (as defined in such Terms Agreement) (the “Applicable Time”), a list of each free writing prospectus (as defined in Rule 405 under the 1933 Act), if any, delivered or made available to investors in connection with the offering of the Underwritten Securities, the form, time, date and place of delivery and payment of the Underwritten Securities and any other material variable terms of the Underwritten Securities. The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between the Company and the Representative acting for itself and, if applicable, for any other Underwriters. Each offering of Underwritten Securities through the Representative will be governed by this Underwriting Agreement, as supplemented by the applicable Terms Agreement.

The Company and the Initial Guarantors have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-128286) for the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the Company and the Initial Guarantors have or will have filed such post-effective amendments thereto as may be required prior to the execution of the applicable Terms Agreement, and each such post-effective amendment has been declared effective by the Commission. Promptly after execution and delivery of any Terms Agreement, the Company and the Initial Guarantors will prepare and file a prospectus supplement relating to the Underwritten Securities in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. Such registration statement, at each time of effectiveness under the 1933 Act and the 1933 Act Regulations, including post-effective amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof pursuant to Rule 430B, excepting therefrom, for purposes of clarity, any free writing prospectus (as defined in Rule 405 under the 1933 Act), is referred to herein as the “Registration Statement”; provided, however, that all references to the “Registration Statement” shall be deemed to include information contained in a prospectus supplement (whether in preliminary or final form) relating to the Underwritten Securities that is deemed to be a part of such registration statement as of the time specified in Rule 430B, excepting therefrom, for purposes of clarity, any free writing prospectus (as defined in Rule 405 under the 1933 Act); provided, further, that if the Company and the Guarantors file a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the “Rule 462(b) Registration Statement”), then, after such filing, all references to the “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. Any information relating to the offering of the Underwritten Securities that was omitted from such registration statement at the time it became effective but that is deemed to be a part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus and prospectus supplement used in connection with the offering of the Underwritten Securities that omitted Rule 430B Information is, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, excepting therefrom, for purposes of clarity, any free writing prospectus (as defined in Rule 405 under the 1933 Act), are collectively referred to herein as the “preliminary prospectus.” The final prospectus and the final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Underwritten Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of the applicable Terms Agreement, excepting therefrom, for purposes of clarity, any free writing prospectus (as defined in Rule 405 under the 1933 Act), is herein called the “Prospectus.” For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Underwriting Agreement to financial statements and schedules and other information which is “contained,” “included,” “disclosed” or “stated” (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include all such financial statements and notes and schedules thereto and other information which is incorporated by reference in the Registration Statement, Prospectus or any preliminary prospectus, as the case may be, at the relevant time of effectiveness, the date of the applicable Terms Agreement or the date of issuance, as the case may be, and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, at or after such time.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, represents and warrants to the Representative, as of the date hereof, and to each Underwriter named in the applicable Terms Agreement, as of the date thereof, as of the Applicable Time and as of the Closing Time referred to in Section 2(c) hereof, as follows:

(1) Compliance with Registration Requirements. Each of the Company and the Guarantors meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (including any Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and the Guarantors, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the 1939 Act.

At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendment thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission (the “Annual Report on Form 10-K”)) became effective, at each “new effective date” within the meaning of Rule 430B(f)(2) and at each Representation Date, the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendment thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”) and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and any amendment or supplement thereto and at the Closing Time, neither the Prospectus nor any amendment or supplement thereto included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered or made available to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, the Statutory Prospectus (as defined below) and any Issuer Free Writing Prospectus (as defined below) at or prior to the Applicable Time, all considered together (collectively, the “Disclosure Package”), did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to the Statement of Eligibility of the Trustee on Form T-1 or statements in or omissions from the Registration Statement, the Prospectus or the Disclosure Package made in reliance upon and in conformity with information furnished to the Company or a Guarantor in writing by any Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus or the Disclosure Package.

As used in this subsection and elsewhere in this Underwriting Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Underwritten Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of

Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Underwritten Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including the documents incorporated by reference therein, and any preliminary prospectus relating to the Underwritten Securities that is deemed to be a part of and included in the Registration Statement pursuant to Rule 430B immediately prior to such time.

(2) Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Underwritten Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Underwritten Securities and (ii) as of each Representation Date (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an ineligible issuer (as defined in Rule 405 (“Rule 405”) of the 1933 Act Regulations) (an “Ineligible Issuer”) without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(3) Issuer Free Writing Prospectus. No Issuer Free Writing Prospectus, if any, listed in the applicable Terms Agreement, as of its issue date and at all subsequent times through the completion of the offering and sale of the Underwritten Securities or until any earlier date that the Company notifies the Underwriters as described in Section 3(e), included, includes or will include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any such Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company or a Guarantor in writing by any Underwriter through the Representative expressly for use therein.

(4) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Underwritten Securities, any offering material in connection with the offering and sale of the Underwritten Securities other than (A) the Registration Statement, (B) any preliminary prospectus, (C) the Prospectus, (D) any Issuer Free Writing Prospectus reviewed and consented to by the Representative pursuant to Section 3(g) and attached as an exhibit to the applicable Terms Agreement or (F) any free writing prospectus (as defined in Rule 433 under the 1933 Act) that the Company and the Underwriters agree in the applicable Terms Agreement to treat as part of the Disclosure Package.

(5) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or any preliminary prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Registration Statement, the Prospectus or any preliminary prospectus, at each Representation Date, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(6) Independent Accountants. The accountants that audited the Company’s financial statements and supporting schedules thereto included in the Registration Statement, the Prospectus or the Disclosure Package, as specified therein, are an independent registered public accounting firm within the meaning of the 1933 Act and the 1933 Act Regulations.

(7) Financial Statements. The consolidated financial statements included in the Registration Statement, the Prospectus or the Disclosure Package, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the Prospectus or the Disclosure Package present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information, if any, included in the Registration Statement, the Prospectus or the Disclosure Package present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Prospectus or the Disclosure Package. The Company is not required to include any pro forma financial statements in the Registration Statement or the Prospectus under the 1933 Act or the 1933 Act Regulations or any document required to be filed with the Commission under the 1934 Act or the 1934 Act Regulations. The financial statement presentation of the Company and the Guarantors in the Prospectus satisfies the conditions of Rule 3-10(f) of Regulation S-X promulgated under the 1933 Act.

(8) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(9) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana and has power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus or the Disclosure Package and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement, the applicable Terms Agreement, the Indenture and the Underwritten Securities. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect.

(10) Good Standing of Guarantors. Each Guarantor has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent applicable), has power and authority (corporate and other) to own, lease and operate its properties, to conduct its business as described in the Registration Statement, the Prospectus or the Disclosure Package and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement, the applicable Terms Agreement and its Guarantee and is duly qualified as a foreign corporation or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding capital stock or other equity interests of each Guarantor have been duly authorized and are validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other equity interests of any Guarantor were issued in violation of preemptive or other similar rights of any securityholder of such Guarantor. The only subsidiaries of the Company are (a) the Guarantors and (b) certain other subsidiaries which, individually or in the aggregate, are “minor” within the meaning of Rule 3-10 of Regulation S-X promulgated under the 1933 Act.

(11) Capitalization. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock were issued in violation of preemptive or other similar rights of any securityholder of the Company.

(12) Authorization of this Underwriting Agreement and Terms Agreement. This Underwriting Agreement has been, and the applicable Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by each of the Company and the Guarantors.

(13) Authorization of the Underwritten Securities. The Underwritten Securities have been, or as of the date of the applicable Terms Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and such Terms Agreement. Such Underwritten Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Underwritten Securities payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. Such Underwritten Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture and the Guarantees.

(14) Authorization of Guarantees. The Guarantees have been, or as of the date of the applicable Terms Agreement will have been, duly authorized by the respective Guarantors. The Guarantees, when the Underwritten Securities are issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and binding obligations of the respective Guarantors, enforceable against the related Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Guarantee payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

(15) Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor and constitutes a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Debt Securities payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. The Indenture has been duly qualified under the 1939 Act.

(16) Description of the Underwritten Securities and Guarantees. The Underwritten Securities and the Guarantees, when issued and delivered in accordance with their terms, will conform in all material respects to the statements relating thereto contained in the Registration Statement, the Prospectus and the Disclosure Package and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(17) Description of the Indenture. The Indenture, as of the Representation Date, will conform in all material respects to the statements relating thereto contained in the Registration Statement, the Prospectus and the Disclosure Package and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(18) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws (or other organizational documents) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such violations or defaults that could not reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement, the applicable Terms Agreement and the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company and each Guarantor in connection with the transactions contemplated hereby or thereby or in the Registration Statement, the Prospectus and the Disclosure Package and the consummation of the transactions contemplated herein and in the Registration Statement, the Prospectus and the Disclosure Package (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption “Use of Proceeds” in the Prospectus and the Disclosure Package relating to such Underwritten Securities) and compliance by the Company and each Guarantor with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or by-laws (or other organizational documents) of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(19) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, could reasonably be expected to result in a Material Adverse Effect.

(20) Absence of Proceedings. Except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which (A) is required to be disclosed in the Registration Statement or the Prospectus (other than as stated therein), (B) could reasonably be expected to result in a Material Adverse Effect, or (C) could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Prospectus, this Underwriting Agreement, the applicable Terms Agreement or the Indenture or the performance by the Company and the Guarantors of their respective obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement, the Prospectus and the Disclosure Package, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(21) Accuracy of Exhibits. There are no franchises, contracts or other documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or any report filed with the Commission under the 1934 Act which have not been so described and filed as required.

(22) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company or the Guarantors of this Underwriting Agreement, the applicable Terms Agreement, the Indenture, the Underwritten Securities or the Guarantees or for the performance by the Company or the Guarantors of their obligations under this Underwriting Agreement, such Terms Agreement, the Indenture, the Underwritten Securities or the Guarantees, except such as have been already made, obtained or rendered, as applicable or as may be required under state securities or blue sky laws.

(23) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own, possess or acquire, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(24) Possession of Licenses and Permits. Except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, (i) the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate regulatory agencies or bodies, domestic or foreign, necessary to conduct the business now operated by them, except where the non-possession of any such Governmental Licenses could not reasonably be expected to result in a Material Adverse Effect, (ii) the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (iii) all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not reasonably be expected to result in a Material Adverse Effect and (iv) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

(25) Title to Property. The Company and its subsidiaries have good and marketable title to all material real property owned by the Company and its subsidiaries and good title to all other material properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement, the Prospectus and the Disclosure Package or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or any of its subsidiaries. All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in Registration Statement, the Prospectus or the Disclosure Package, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(26) Investment Company Act. Neither the Company nor any Guarantor is, or upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus and the Disclosure Package will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(27) Public Utility Holding Company Act of 2005. The Company is not required under the Public Utility Holding Company Act of 2005 or the rules and regulations promulgated thereunder to seek approval to enter into or perform its obligations under this Underwriting Agreement, the applicable Terms Agreement, the Indenture and the Underwritten Securities.

(28) Environmental Laws. Except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package and except as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries possess all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(29) Maintenance of Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act) that (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by

others within those entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Section 13(a), 13(c), 14 or 15(d) of the 1934 Act are being prepared, (B) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company’s most recent annual report filed with the Commission and (C) are effective to perform the functions for which they were established. The Company’s accountants and the audit committee of the board of directors of the Company have been advised of (x) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (y) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Any material weaknesses in internal controls have been identified for the Company’s accountants. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. Since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(30) Other Controls. The Company and its consolidated subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) acquisition, disposition or other use of assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) the principal executive officer and principal financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission.

(b) Officers’ Certificates. Any certificate signed by any officer of the Company, any Guarantor or any of their respective subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company or such Guarantor to each Underwriter as to the matters covered thereby on the date of such certificate.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein and, if applicable, therein set forth.

(b) Payment. Payment of the purchase price for, and delivery of, the Underwritten Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (Eastern time) on the third business day after the date of the applicable Terms Agreement (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of the Underwritten Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. The Representative, for itself and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

(c) Denominations; Registration. The Underwritten Securities or certificates for the Underwritten Securities, as applicable, shall be in such denominations and registered in such names as the Representative may request in writing at least two full business days prior to the Closing Time. The Underwritten Securities or certificates for the Underwritten Securities, as applicable, will be made available for examination and packaging by the Representative in The City of New York, or at such other place as shall be agreed upon by the Representative and the Company, not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company and the Guarantors. Each of the Company and the Guarantors covenants with the Representative and with each Underwriter named in the applicable Terms Agreement, as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representative promptly, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus or any preliminary prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any preliminary prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus or any preliminary prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus or any preliminary prospectus, as the case may be. The Company and the Guarantors will use their best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as practicable.

(b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any new registration statement containing the Prospectus or any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment or supplement to the prospectus included in the Registration Statement at the time it became effective, any preliminary prospectus or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statement. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement as originally filed and any new registration statement containing the Prospectus and, in each case, any amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed or conformed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy thereof (without exhibits) for each of the Underwriters. Copies of the Registration Statement and any new registration statement containing the Prospectus and, in each case, any amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendment or supplement thereto as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish or make available to each Underwriter, without charge, during the period when the Prospectus is required under the 1933 Act or the 1934 Act to be delivered (or but for the exemption afforded by Rule 172 (“Rule 172”) of the 1933 Act Regulations would be required to be delivered) to investors in connection with sales of the Underwritten Securities, such number of copies of the Prospectus and any amendment or supplement thereto as such Underwriter may reasonably request. Each preliminary prospectus and the Prospectus and, in each case, any amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. Each of the Company and the Guarantors will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and

the 1934 Act Regulations so as to permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and the applicable Terms Agreement and in the Registration Statement, the Prospectus and the Disclosure Package. If at any time when the Prospectus is required under the 1933 Act or the 1934 Act to be delivered (or but for the exemption afforded by Rule 172 would be required to be delivered) to investors in connection with sales of the Underwritten Securities any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company and the Guarantors, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus or the Disclosure Package in order that the Prospectus or the Disclosure Package, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement, amend or supplement the Prospectus or the Disclosure Package or file a new registration statement containing the Prospectus in order to comply with law, including the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Guarantors will promptly notify the Representative of any such event or condition and prepare and file with the Commission (and use their best efforts to have any amendment to the Registration Statement or any new registration statement containing the Prospectus to be declared effective immediately), subject to Section 3(b) and Section 3(g), such new registration statement or amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Prospectus and the Disclosure Package comply with law. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or condition as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Underwritten Securities), the Prospectus or any preliminary prospectus, including the documents incorporated by reference therein, the Company and the Guarantors will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.

(f) Final Term Sheet. The Company and the Guarantors will prepare a final term sheet containing only a description of the Underwritten Securities, in a form approved by the Representative and attached as an exhibit to the applicable Terms Agreement, and will file such term sheet pursuant to Rule 433(d) within the time required by such rule (the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Underwriting Agreement and the applicable Terms Agreement.

(g) Permitted Free Writing Prospectus. The Company represents that neither it nor anyone acting on its behalf, including the Guarantors, has made, and agrees that, unless it obtains the prior written consent of the Representative, neither it nor anyone acting on its behalf, including the Guarantors, will make, any offer relating to the Underwritten Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the

Representative shall be deemed to have been given in respect of each free writing prospectus (as defined in Rule 405 under the 1933 Act), if any, that is attached as an exhibit to the applicable Terms Agreement. Any such free writing prospectus consented to by the Representative is referred to herein as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” (as defined in Rule 433), and (b) contains only (i) information describing the preliminary terms of the Underwritten Securities or their offering, (ii) information permitted by Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Underwritten Securities or their offering and other customary information relating thereto. The Underwriters agree that, unless they obtain the prior written consent of the Company and, in the case of the Underwriters other than the Representative, the Representative, they will not make any offer relating to the Underwritten Securities that constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed with the Commission under Rule 433 under the 1933 Act.

(h) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of December 1, 2005 any of the Underwritten Securities remain unsold by the Underwriters, the Company and the Guarantors, will prior to the Renewal Deadline, file, if they have not already done so, a new shelf registration statement relating to the Underwritten Securities and related Guaranties, in a form satisfactory to the Representative, and will use their best efforts to cause such registration statement to the declared effective within 60 days after the Renewal Deadline. The Company and the Guarantors will take all other action necessary or appropriate to permit the public offering and sale of such Underwritten Securities and related Guaranties to continue as contemplated in the expired registration statement relating thereto. References herein to the “Registration Statement” shall include such new shelf registration statement.

(i) Blue Sky Qualifications. Each of the Company and the Guarantors will use its best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities and related Guarantees for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect as long as may be necessary to complete the distribution of the Underwritten Securities; provided, however, that neither the Company nor any Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Underwritten Securities and related Guarantees have been so qualified, each of the Company and the Guarantors will file such statements and reports as may be required by the laws of such jurisdiction.

(j) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable, but in no event later than 16 months after the date of each applicable Terms Agreement, an earnings statement covering a period of at least 12 months beginning after the date of such Terms Agreement and otherwise satisfying Section 11(a) of the 1933 Act.

(k) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus and the Disclosure Package under “Use of Proceeds.”

(l) Listing. The Company will use commercially reasonable efforts to effect the listing of the Underwritten Securities, prior to the Closing Time, on any national securities exchange or quotation system if and as specified in the applicable Terms Agreement.

(m) Restriction on Sale of Securities. Between the date of the applicable Terms Agreement and the Closing Time or such other date specified in such Terms Agreement, the Company will not, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any debt securities with a maturity in excess of nine months other than borrowings under the Company’s revolving credit facility.

(n) Reporting Requirements. The Company and the Guarantors, during the period when the Prospectus is required under the 1933 Act or the 1934 Act to be delivered (or but for the exemption afforded by Rule 172 would be required to be delivered) to investors in connection with sales of the Underwritten Securities, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(o) Additional Guarantors. In the event that a subsidiary of the Company becomes a Guarantor under the Indenture after the date of this Underwriting Agreement, the Company will cause such subsidiary to execute each subsequent Terms Agreement acknowledging the representations, warranties and agreements of such subsidiary as Guarantor under this Underwriting Agreement.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company and the Guarantors will pay all expenses incident to the performance of their obligations under this Underwriting Agreement and each applicable Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and any new registration statement containing the Prospectus and, in each case, any amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Terms Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Underwritten Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities or any certificates for the Underwritten Securities, as applicable, to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and its counsel, (v) the qualification of the Underwritten Securities and related Guarantees under state securities laws in accordance with the provisions of Section 3(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky and Legal Investment Surveys, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, the Prospectus and each Permitted Free Writing Prospectus and, in each case, any amendment or supplement thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities, (viii) the fees and expenses incurred with respect to the listing of the Underwritten Securities, if applicable, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Underwritten Securities, (x) the fees and expenses of any Underwriter acting in the capacity of a “qualified independent underwriter” (as defined in Rule 2720 of the Conduct Rules of the NASD), if applicable, and (xi) the costs and expenses (including without limitation any damages or amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Underwritten Securities made by the Underwriters caused by a breach of representation contained in the fourth paragraph of Section 1(a)(1). It is understood, however, that except as provided in this Section 4, and in Sections 5(l), 6 or 7 hereof, the Underwriters will be responsible for all of their own costs and expenses, including the fees of their counsel, any transfer taxes on the Underwritten Securities upon resale by them and all other expenses incurred by them in connection with any offering of the Underwritten Securities made by the Underwriters.

(b) Termination of Agreement. If the applicable Terms Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(b)(i) or (solely with respect to trading in the securities of Vectren Corporation, the Company or any Guarantor) (iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses reasonably incurred by the Underwriters in connection with preparations for the purchase, sale and delivery of the Underwritten Securities pursuant to the applicable Terms Agreement, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant to the applicable Terms Agreement are subject to the accuracy of the representations and warranties of the Company and the Guarantors contained herein and in the applicable Terms Agreement and in certificates of any officer of the Company, any of the Guarantors or any of their respective subsidiaries delivered pursuant to the provisions hereof or the applicable Terms Agreement, to the performance by the Company and the Guarantors of its covenants and other obligations hereunder or under the applicable Terms Agreement, and to the following further conditions:

(a) Effectiveness of Registration Statement and Commission Filings. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the

Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Company shall have filed each preliminary prospectus and the Prospectus with the Commission (including the information required by Rule 430B) in the manner and within the time period required by Rule 424(b) (or any required amendment to the Registration Statement providing the information required by Rule 430B shall have been filed and become effective under the 1933 Act). The Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433.

(b) Opinion of General Counsel of the Company. At the Closing Time, the Underwriters shall have received the favorable opinion, dated the Closing Time, of, Robert E. Heidorn, General Counsel of the Company, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Company and the Guarantors. At the Closing Time, the Underwriters shall have received the favorable opinion, dated the Closing Time, of Barnes & Thornburg LLP, counsel for the Company and the Guarantors, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, substantially to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request (including opinions of local counsel with respect to Vectren Energy Delivery of Ohio, Inc. and Indiana Gas Company, Inc. and McNees Wallace & Nurick LLC with respect to Ohio regulatory matters).

(d) Opinion of Counsel for Underwriters. At the Closing Time, the Underwriters shall have received an opinion, dated the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Underwriters. In addition, Sidley Austin LLP may rely, without independent investigation or verification, as to all matters of Indiana and Ohio law, upon the opinions of Barnes & Thornburg LLP and McNees Wallace & Nurick LLC, respectively.

(e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Chief Executive Officer, President or Executive Vice President of the Company and of each Guarantor and of the Chief Financial Officer, Chief Accounting Officer or Treasurer of the Company and of each Guarantor, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) of this Underwriting Agreement and in the applicable Terms Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company or such Guarantor, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer’s knowledge, are threatened by the Commission.

(f) Accountant’s Comfort Letter. At the time of the execution of the applicable Terms Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Prospectus or the Disclosure Package.

(g) Bring-down Comfort Letter. At the Closing Time, the Underwriters shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) Ratings. At the Closing Time, the Underwritten Securities shall have the ratings accorded by any “nationally recognized statistical rating organization”, as defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations, if and as specified in the applicable Terms Agreement, and the Company shall have delivered to the Underwriters a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to the Underwriters, confirming that the Underwritten Securities have such ratings. Since the time of execution of such Terms Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Underwritten Securities or any other securities of the Company or any Guarantor by any nationally recognized statistical rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any other securities of the Company or any Guarantor.

(i) Approval of Listing. At the Closing Time, the Underwritten Securities and related Guarantees shall have been approved for listing, subject only to official notice of issuance, if and as specified in the applicable Terms Agreement.

(j) No Objection. If the Registration Statement or an offering of Underwritten Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as contemplated herein and in the applicable Terms Agreement, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein and in the applicable Terms Agreement; and all proceedings taken by the Company or the Guarantors in connection with the issuance and sale of the Underwritten Securities as contemplated herein and in the applicable Terms Agreement shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(l) Termination of Terms Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 14 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2) against any and all losses, liabilities, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(3) against any and all expenses whatsoever, as incurred (including the fees and disbursements of outside counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company or a Guarantor by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, each Guarantor, their respective directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all losses, liabilities, claims, damages and expenses described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to the applicable Terms Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to the applicable Terms Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the Guarantors and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company or any Guarantor, each officer of the Company or any Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Underwritten Securities set forth opposite their respective names in the applicable Terms Agreement, and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or the applicable Terms Agreement or in certificates of officers of the Company, any Guarantor or any of their respective subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or any Guarantor, and shall survive delivery of and payment for the Underwritten Securities.

SECTION 9. Termination.

(a) Underwriting Agreement. This Underwriting Agreement (excluding the applicable Terms Agreement) may be terminated for any reason at any time by the Company or by the Representative upon the giving of prior written notice of such termination to the other party hereto.

(b) Terms Agreement. The Representative may terminate the applicable Terms Agreement, by notice to the Company, at any time at or prior to the Closing Time, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any securities of Vectren Corporation, the Company or any Guarantor has been suspended or materially limited by the Commission, the New York Stock Exchange or the American Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) there has occurred a material disruption in securities settlement or clearance services in the United States, or (v) a banking moratorium has been declared by either Federal or New York authorities.

(c) Liabilities. If this Underwriting Agreement or the applicable Terms Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 14 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date pursuant to such Terms Agreement, such Terms Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of the applicable Terms Agreement either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Edward D. Jones & Co., L.P., 12555 Manchester Road, St. Louis, Missouri 63131 and notices to the Company shall be directed to it at One Vectren Square, Evansville, Indiana 47708, attention of Ronald E. Christian.

SECTION 12. Parties. This Underwriting Agreement and the applicable Terms Agreement shall each inure to the benefit of and be binding upon the Company, the Guarantors, the Representative and, upon execution of such Terms Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement or such Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representative, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or such Terms Agreement or any provision herein or therein contained. This Underwriting Agreement and such Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representative, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Underwritten Securities pursuant to the applicable Terms Agreement, including the determination of the public offering price of such Underwritten Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by such Terms Agreement; (ii) in connection with each transaction contemplated by this Underwriting Agreement and the applicable Terms Agreement and the process leading to such transaction, each Underwriter is and has been acting solely as principal and is not the financial advisor, agent or fiduciary of the Company or any Guarantor or any of their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or any Guarantor or any of their respective affiliates with respect to any of the transactions contemplated by this Underwriting Agreement and the applicable Terms Agreement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Guarantor or any of their respective affiliates on other matters) and no Underwriter has any obligation to the Company or any Guarantor or any of their respective affiliates with respect to the offering contemplated by this Underwriting Agreement and the applicable Terms Agreement except the obligations expressly set forth in such Terms Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the Guarantors and their respective affiliates and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advise with respect to the offering contemplated by this Underwriting Agreement and the applicable Terms Agreement and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Underwriting Agreement and the applicable Terms Agreement supersede all prior agreements and understandings (whether written or oral) among the Company, the Guarantors and the several Underwriters, or any of them, with respect to the subject matter hereof and thereof. Each of the Company and the Guarantors hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 14. GOVERNING LAW AND TIME. THIS UNDERWRITING AGREEMENT AND ANY APPLICABLE TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

SECTION 17. Tax Disclosure. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement among the Representative, the Company and the Initial Guarantors in accordance with its terms.

Very truly yours,

VECTREN UTILITY HOLDINGS, INC., as Issuer

By:	/s/ Robert L. Goocher
Name:	Robert L. Goocher
Title:	Vice President and Treasurer

INDIANA GAS COMPANY, INC., as Guarantor

By:	/s/ Robert L. Goocher
Name:	Robert L. Goocher
Title:	Vice President and Treasurer

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, as Guarantor

By:	/s/ Robert L. Goocher
Name:	Robert L. Goocher
Title:	Vice President and Treasurer

VECTREN ENERGY DELIVERY OF OHIO, INC., as Guarantor

By:	/s/ Robert L. Goocher
Name:	Robert L. Goocher
Title:	Vice President and Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

EDWARD D. JONES & CO., L.P.

By:	/s/ T. William Hizar, Jr.
Authorized Signatory

EXHIBIT A

VECTREN UTILITY HOLDINGS, INC.

(an Indiana corporation)

AND THE GUARANTORS NAMED HEREIN

Senior Debt Securities

TERMS AGREEMENT

[•], 2006

To:	Vectren Utility Holdings, Inc.
One Vectren Square
Evansville, Indiana 47708

Ladies and Gentlemen:

We understand that Vectren Utility Holdings, Inc., an Indiana corporation (the “Company”), proposes to issue and sell $[•] aggregate principal amount of [•]% Insured Quarterly Notes due [•] (the “[•] Notes”). Subject to the terms of the Indenture, the [•] Notes will be fully and unconditionally guaranteed as to payment of principal and interest (the “Guarantees”) by Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc. (the “Initial Guarantors”). Subject to the terms and conditions set forth or incorporated by reference herein, we offer to purchase from the Company, and the Company agrees to us, the entire principal amount of the [•] Notes at the purchase price set forth below.

Ex-A-1

	Principal Amount Of 2015 Notes	Principal Amount Of 2035 Notes
Underwriter

Edward D. Jones & Co., L.P. [•] [•].	$ [•]	$ [•]

Total	$ [•]	$ [•]

The [•] Notes shall have the following terms:

Title:	[•]% Senior Notes due [•]

Rank:	Unsecured senior indebtedness

Guarantees:	Guaranteed by the Initial Guarantors

Ratings:	“[•]” by Moody’s Investors Service, Inc. “[•]” by Standard & Poor’s Ratings Services

Aggregate principal amount:	$[•]

Denominations:	$1,000 and integral multiples thereof

Currency of payment:	U.S. Dollars

Interest rate or formula:	[•]

Interest payment dates:	[•]

Regular record dates:	The [•] calendar day of the month immediately preceding the month in which each Interest Payment Date falls

Stated maturity date:	[•]

Redemption provisions:	[•]

Sinking fund requirements:	The Notes will not have the benefit of, or be subject to, any sinking fund.

Defeasance provisions:	The Notes are subject to defeasance and covenant defeasance as provided in Article 8 of the Indenture.

Ex-A-2

Fixed or Variable Price Offering:	[•]

Form:	Book-entry

Listing:	[•]

Other terms and conditions:	[•]

Closing date and location:	[•] at Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019.

All of the provisions contained in the document attached as Annex I hereto entitled “Vectren Utility Holdings, Inc.— Debt Securities.— Underwriting Agreement” are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Ex-A-3

Please accept this offer on [•] by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

EDWARD D. JONES & CO., L.P.

By:
Authorized Signatory

For itself and as Representative of the other named Underwriters.

Ex-A-4

Accepted:

VECTREN UTILITY HOLDINGS, INC., as Issuer

By:
Name:
Title:

INDIANA GAS COMPANY, INC., as Guarantor

By:
Name:
Title:

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, as Guarantor

By:
Name:
Title:

VECTREN ENERGY DELIVERY OF OHIO, INC., as Guarantor

By:
Name:
Title:

Ex-A-5

EXHIBIT B

FORM OF OPINION OF GENERAL COUNSEL

OF THE COMPANY

TO BE DELIVERED PURSUANT TO

SECTION 5(b)

1. The information in the Company’s [list all relevant 1934 Act reports and text in the Prospectus] under the caption “Legal Proceedings”, to the extent that it constitutes matters of law, summaries of legal matters or the Company’s charter, bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

2. To the best of my knowledge, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws and no default by the Company or any of its subsidiaries exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the Prospectus or the Disclosure Package or filed or incorporated by reference as an exhibit to the Registration Statement or any document filed with the Commission under the 1934 Act, except for defaults which individually or in the aggregate would not have a Material Adverse Effect.

3. To the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Prospectus or to be filed and incorporated by reference therein as exhibits to the Registration Statement or any documents filed with the Commission under the 1934 Act other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

4. To the best of my knowledge, there are no statutes or regulations that are required to be described in the Registration Statement or the Prospectus that are not described as required.

Ex-B-1

EXHIBIT C

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(c)

1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana.

2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus or the Disclosure Package and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement, the applicable Terms Agreement, the Indenture and the Underwritten Securities.

3. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

4. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the column entitled “Actual” under the caption “Capitalization” in the Prospectus and the Disclosure Package (except for subsequent issuances thereof, if any, contemplated under the Underwriting Agreement). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares were issued in violation of preemptive or other similar rights of any securityholder of the Company.

5. Each Guarantor has been duly incorporated and is validly existing as a corporation, and where applicable, in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus or the Disclosure Package and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement, the applicable Terms Agreement and its Guarantee and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each Guarantor has been duly authorized and is validly issued, fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Guarantor was issued in violation of preemptive or other similar rights of any securityholder of such Guarantor.

6. The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable Terms Agreement.

Ex-C-1

The Underwritten Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Underwritten Securities payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. The Underwritten Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture and the Guarantees.

7. The Guarantees have been duly authorized by the Guarantors and, when the Underwritten Securities are issued and authenticated in accordance with the terms of the Indenture and delivered against payment of the consideration therefor specified in the applicable Terms Agreement, will constitute valid and binding obligations of the respective Guarantors, enforceable against the related Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Guarantee payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

8. The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor and (assuming due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Debt Securities payable in a foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. The Indenture has been duly qualified under the 1939 Act.

9. Each of the Underwriting Agreement and the applicable Terms Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.

Ex-C-2

10. The Underwritten Securities and the Guarantees, when issued and delivered in accordance with their terms, will conform in all material respects to the statements relating thereto contained in the Registration Statement, the Prospectus and the Disclosure Package and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

11. The Indenture conforms in all material respects to the statements relating thereto contained in the Registration Statement, the Prospectus and the Disclosure Package and is in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

12. The Registration Statement (including any Rule 462(b) Registration Statement) has been declared effective under the 1933 Act. To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement (including any Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission. Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus has been filed in the manner and within the time period required by Rule 424 or Rule 433, as the case may be.

13. The Registration Statement (including any Rule 462(b) Registration Statement) and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement (including any Rule 462(b) Registration Statement) and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements, notes and supporting schedules included therein or omitted therefrom and the Trustee’s Statement of Eligibility on Form T-1 (the “Form T-1”), as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act.

14. The documents incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package (other than the financial statements, notes and supporting schedules therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

15. To the best of our knowledge, except as otherwise disclosed in the Registration Statement, the Prospectus and the Disclosure Package, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries thereof is a party or to which the assets, properties or operations of the Company or any of its subsidiaries thereof is subject, before or by any court or governmental agency or body, domestic or foreign, which could reasonably be expected to result in a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Underwriting Agreement, the applicable Terms Agreement or the Indenture or the performance by the Company or any Guarantor of its obligations thereunder.

Ex-C-3

16. The information in the Prospectus under “Description of the Debt Securities” and “Description of Notes,” and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters or the Company’s charter, bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

17. All descriptions in the Registration Statement, the Prospectus or the Disclosure Package of contracts and other documents to which the Company or any of its subsidiaries are a party are accurate in all material respects.

18. To the best of our knowledge, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws. Based solely on inquiries we have made of the Company’s Executive Vice President/Chief Financial Officer, Executive Vice President/Secretary, General Counsel/Assistant Secretary, Vice President/Treasurer and Vice President/Controller, and on an officer’s certificate no default by the Company or any of its subsidiaries exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the Prospectus or the Disclosure Package or filed or incorporated by reference therein as an exhibit to the Registration Statement or any document filed with the Commission under the 1934 Act, except for defaults which individually or in the aggregate would not have a Material Adverse Effect.

19. The execution, delivery and performance of the Underwriting Agreement, the applicable Terms Agreement and the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company and the Guarantors in connection with the transactions contemplated in the Registration Statement, the Prospectus and the Disclosure Package and the consummation of the transactions contemplated in the Underwriting Agreement and such Terms Agreement and in the Registration Statement, the Prospectus and the Disclosure Package (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption “Use of Proceeds”) and compliance by the Company and the Guarantors with their respective obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

20. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution or delivery by the Company or the Guarantors of the Underwriting Agreement, the applicable Terms Agreement, the Indenture, the

Ex-C-4

Underwritten Securities or the Guarantees or for the performance by the Company or the Guarantors of their obligations under the Underwriting Agreement, such Terms Agreement, the Indenture, the Underwritten Securities or the Guarantees, other than under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, which have already been made, obtained or rendered, as applicable.

21. The Indenture has been duly qualified under the 1939 Act.

22. Neither the Company nor any Guarantor is, or upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus and the Disclosure Package will be, an “investment company” within the meaning of the 1940 Act.

23. The Company is not required under the Public Utility Holding Company Act of 2005 or the rules and regulations promulgated thereunder to seek approval to enter into or perform its obligations under this Underwriting Agreement, the applicable Terms Agreement, the Indenture and the Underwritten Securities.

Further, although we are not passing upon and do not assume any responsibility for, the accuracy and completeness of the statements (except as covered by (4), (10), (11), (16), and (17)) contained in the Registration Statement, Prospectus or the Disclosure Package or any amendment or supplement thereto, we advise you, on the basis of the discussions and inquiries concerning various legal and related subjects and reviews of and reports on certain corporate records, documents and proceedings and conferences with representatives of the Company at which certain portions of the Registration Statement, the Prospectus, and the Disclosure Package were discussed, no fact has come to our attention that has caused us to believe that: (1) the Registration Statement (including any Rule 462(b) Registration Statement) or any post-effective amendment thereto (except for financial statements and supporting schedules and other financial data included therein or omitted therefrom and for the Form T-1, as to which we make no statement), at the time the Registration Statement (including any Rule 462(b) Registration Statement) or any post-effective amendment thereto (including the filing of the Company’s Annual Report on Form 10-K with the Commission) became effective, at each “new effective date” within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations or at the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) the Prospectus or any amendment or supplement thereto (except for financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which we make no statement), as of the time the Prospectus was issued, as of the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (3) the Disclosure Package (except for financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Ex-C-5

In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company, the Guarantors and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

Ex-C-6